AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1996
                                                   REGISTRATION NO. 333-5276-LA
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ---------

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM SB-2

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                 ---------

                             MICROVISION, INC.
               (Name of small business issuer in its charter)

        WASHINGTON                   3679                      91-1600822
     (State or other      (Primary Standard Industrial       (I.R.S. Employer
     jurisdiction of       Classification Code Number)        Identification
      incorporation)                                             Number)

        2203 AIRPORT WAY SOUTH, SUITE 100, SEATTLE, WASHINGTON 98134
                               (206) 623-7055
                      (Address and telephone number of
 Registrant's principal executive offices and principal place of business)

                            RICHARD F. RUTKOWSKI
                          CHIEF EXECUTIVE OFFICER
                     2203 AIRPORT WAY SOUTH, SUITE 100
                         SEATTLE, WASHINGTON 98134
                               (206) 623-7055
         (Name, address, and telephone number of agent for service)

                                 ---------

                                 COPIES TO:

         John J. Halle                               Thomas P. Palmer
        Ronald J. Lone                               William C. Stone
       Laurie A. Smiley                            Tonkon, Torp, Galen,
        Stoel Rives LLP                              Marmaduke & Booth
       3600 Union Square                            1600 Pioneer Tower
     600 University Street                          888 SW Fifth Avenue
Seattle, Washington  98101-3197                   Portland, Oregon 97204
        (206) 624-0900                                (503) 221-1440

                                   ---------

            Approximate date of commencement of sale to the public:

                                AUGUST 27, 1996

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     Pursuant to the Underwriting Agreement among Microvision, Inc., a Washington corporation (the "Company"), Paulson Investment Company, Inc. and marion bass securities corporation (the "Representatives"), the form of which was filed as Exhibit 1.1 to the Registration Statement on Form SB-2, as amended, Registration No. 333-5276-LA, with the Securities and Exchange Commission on July 12, 1996, the Company granted to the Representatives an option, exercisable during the 45-day period following the effective date of the Registration Statement, to purchase up to a maximum of 337,500 Units, each unit comprising one share of the Company's common stock, no par value ("Common Stock"), and one warrant to purchase one share of Common Stock, to satisfy over-allotments in the sale of the Units (the "Overallotment Option").

     On October 22, 1996, the Representatives notified the Company that they would not exercise the Overallotment Option. Accordingly, the Company hereby deregisters the 337,500 Units constituting the Overallotment Option.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27.  EXHIBITS

     1.1  Underwriting Agreement*

     3.1 Amended and Restated Articles of Incorporation of Microvision, Inc., as filed on August 14, 1996, with the Secretary of State of the State of Washington*

     3.3  Amended and Restated Bylaws of Microvision, Inc.*

     4.1  Form of specimen certificate for Common Stock*

     4.2  Form of Warrant for purchase of Common Stock*

     4.3  Warrant Agreement*

     4.4  Form of Representatives' Warrant for purchase of Units*

     4.5  Form of 7% Convertible Subordinated Note due 1997*

     5.1  Opinion of Stoel Rives LLP*

     10.1 Project I Research Agreement between The University of Washington and the Washington Technology Center and the H. Group, dated June 10, 1993*

     10.2 Assignment of License and Other Rights between The University of Washington and the Washington Technology Center and the H. Group, dated July 25, 1993*

     10.3 Project II Research Agreement between The University of
          Washington and the Washington Technology Center and Microvision, Inc., dated October 28, 1993*+

     10.4 Exclusive License Agreement between The University of Washington and Microvision, Inc., dated March 3, 1994 *+

     10.5 Amended and Restated Employment Agreement between Microvision, Inc., and Richard Rutkowski, effective October 1, 1994*

     10.6 Employment Agreement between Microvision, Inc., and Stephen R. Willey, dated May 1, 1996*

     10.7 1993 Stock Option Plan*

     10.8 1994 Combined Incentive and Nonqualified Stock Option Plan*

     10.9 1995 Combined Incentive and Nonqualified Stock Option Plan*

    10.10 1996 Stock Option Plan*

    10.11 1996 Independent Director Stock Plan*

    10.12 Office Lease Agreement by and between David A. Sabey and Sandra
          L. Sabey and Microvision, Inc., dated December 22, 1995, as amended*

    10.13 Form of Director Indemnification Agreement*

    10.14 Exclusive License Agreement between The University of Washington and Microvision, Inc., dated March 3, 1994*

     11.1 Computation of Pro Forma Loss Per Share*

     23.1 Consent of Price Waterhouse LLP*

     23.2 Consent of Stoel Rives LLP (included in Exhibit 5.1).*

     24.1 Power of Attorney (included on signature page)*

     27   Financial Data Schedule

--------------------

*   Previously filed.
+   Confidential treatment requested.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, MICROVISION, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment to the Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Seattle, Washington on November 19, 1996.

                             MICROVISION, INC.



                             By             RICHARD RUTKOWSKI
                                ------------------------------------------
                                            Richard Rutkowski
                                   Chief Executive Officer and President


     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 1996.


           SIGNATURE                                 TITLE

     RICHARD F. RUTKOWSKI           Chief Executive Officer, President
------------------------------      and Director
     Richard F. Rutkowski

       STEPHEN R. WILLEY            Executive Vice President and Director
------------------------------
       Stephen R. Willey

       RICHARD A. RAISIG            Chief Financial Officer and Director
------------------------------
       Richard A. Raisig
               *

                                    Director
------------------------------
        Walter J. Lack
               *

                                    Director
------------------------------
      Robert A. Ratliffe
               *

                                    Director
------------------------------
         Jacob Brouwer
               *
                                    Director
------------------------------
       Richard A. Cowell

* By  Richard F. Rutkowski
     -------------------------
      Richard F. Rutkowski
        Attorney-in-Fact

                               EXHIBIT INDEX

      27    Financial Data Schedule